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                                                                    EXHIBIT 23.A


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81772, No. 333-85987, No. 333-107082 and No.
333-110116) and the Registration Statement on Form S-8 (No. 333-70617) of GulfTerra Energy Partners, L.P. (the "Partnership") of our report dated March 12, 2004 relating to the consolidated financial statements and the financial statement schedule of the Partnership which appear in the Partnership's Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 17, 2004 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 29, 2004